UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 854-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on September 23, 2010, Blockbuster Inc. (the “Company”) and certain of its domestic subsidiaries filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) case number 10-14997.

In connection with the Bankruptcy Filing, on September 23, 2010, the Company entered into a Senior Secured, Super-Priority Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”) with the Company’s subsidiaries signatory thereto (“Subsidiary Guarantors”), the lenders signatory thereto (the “Lenders”) and Wilmington Trust FSB, as agent (the “Agent”). Pursuant to the terms of the DIP Credit Agreement, the Lenders agreed to lend up to $125,000,000 in the form of revolving loan advances, the Subsidiary Guarantors agreed to guarantee the Company’s obligations thereunder and the Company and Subsidiary Guarantors agreed to secure their obligations under the loan documents by granting the Agent, for the benefit of the Agent and the Lenders, a first-priority security interest in and lien upon all of the Company’s and Subsidiary Guarantors’ existing and after-acquired personal and real property. The Company will have the option to have interest on the loans provided under the DIP Credit Agreement accrue at an index rate (a function of the then-applicable base rate) or the then-applicable LIBOR rate (with a floor of 2.0%), plus a margin of 8.5% and 7.5%, respectively. The DIP Credit Agreement limits, among other things, the Company’s and Subsidiary Guarantors’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay subordinated indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of any subordinated indebtedness and certain material contracts of the Company and the Subsidiary Guarantors. In addition to standard obligations, the DIP Credit Agreement provides for (x) a periodic delivery by the Company of its budget that has to be approved by a requisite number of Lenders set forth in the DIP Credit Agreement and (y) specific milestones that the Company must achieve by specific target dates. The Company paid the Agent a customary agency administration fee in connection with the DIP Credit Agreement, and will pay the Lenders an unused amount fee and commitment fee as set forth in the DIP Credit Agreement.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.
Date: September 27, 2010

	By:	/S/ ROD MCDONALD
Vice President, Secretary and General Counsel